Exhibit (h)(1)(a)


                     AMENDED AND RESTATED SCHEDULE A
                                   TO
               ADMINISTRATION AND FUND ACCOUTING AGREEMENT

                            TRUST PORTFOLIOS




PORTFOLIO                               EFFECTIVE DATE
---------                               --------------
Choice Focus Fund                       November 1, 2002
Choice Balanced Fund                    November 1, 2002
Choice Long-Short Fund                  November 1, 2002
Choice Market Neutral Fund              __________, 2003














Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the Administration and Fund Accounting Agreement between Choice Funds and UMB Fund Services, Inc. dated as of November 1, 2002, effective as of the ___ day of ________, 2003.

UMB FUND SERVICES, INC.              CHOICE FUNDS


By: ______________________________   By: ________________________________
     Peter J. Hammond, Executive V.P.    Patrick S. Adams, President